UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 18, 2018

DAVITA INC.
(Exact name of registrant as specified in its charter)

Delaware	1-14106	No. 51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2000 16th Street
Denver, CO 80202
(Address of principal executive offices including Zip Code)
(303) 405-2100
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On June 18, 2018, the Company held its annual meeting of stockholders in Denver, Colorado. Represented in person or by proxy at the annual meeting were 151,273,233 shares of the Company’s common stock, or 86.22% of its outstanding shares of common stock. The results of matters submitted to a stockholder vote at the annual meeting are as follows:
Item 1. Election of Directors.
Ten board nominees for director were elected by a majority of the votes cast for a term of one year or until their successors are duly elected and qualified. The voting results are as follows:

Name of Nominee	For	Against	Abstain	Broker non-votes
Pamela M. Arway	135,779,007	2,408,010	79,065	13,007,151
Charles G. Berg	137,099,368	1,077,190	89,524	13,007,151
Barbara J. Desoer	137,770,639	416,412	79,031	13,007,151
Pascal Desroches	136,275,658	1,907,716	82,708	13,007,151
Paul J. Diaz	135,592,872	2,585,261	87,949	13,007,151
Peter T. Grauer	132,553,785	4,828,199	884,098	13,007,151
John M. Nehra	136,294,231	1,882,291	89,560	13,007,151
William L. Roper	135,660,565	1,725,592	879,925	13,007,151
Kent J. Thiry	131,929,896	6,043,213	292,973	13,007,151
Phyllis R. Yale	136,890,267	1,183,633	192,182	13,007,151
Item 2. Ratification of appointment of independent registered public accounting firm.
The stockholders ratified the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2018. The voting results are as follows:

For	Against	Abstain
149,285,013	1,746,529	241,691
Item 3. Advisory vote to approve named executive officer compensation.
The proposal received the vote of a majority of the shares represented and entitled to vote at the meeting. The voting results are as follows:

For	Against	Abstain	Broker non-votes
131,142,468	7,027,328	96,286	13,007,151
Item 4. Stockholder proposal regarding modification of proxy access bylaw.
The stockholder proposal received the vote of less than a majority of the shares represented and entitled to vote at the meeting. The voting results are as follows:

For	Against	Abstain	Broker non-votes
26,203,163	111,785,692	277,227	13,007,151

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA INC.

Date: June 22, 2018	By:	/s/ Samantha A. Caldwell
Samantha A. Caldwell
Corporate Secretary